SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 29, 1999


                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


      Delaware                    1-7461                    31-0742926
(State of Incorporation) (Commission File Number)  (IRS Employer Identification
                                                    Number)


      222 S. 15th Street, Suite 600 North
              Omaha, Nebraska                                   68102
     (Address of principal executive offices)                 (Zip Code)


                                 (402) 344-8800
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)






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Item 5.  Other Events.

         On November 29, 1999, A.M. Best Co. issued a press release announcing that it had revised the rating of Acceptance Insurance Companies Inc. (the "Registrant") from "A-" (Excellent) to "B++" (Very Good). The rating also applies to the Registrant's five insurance operating subsidiaries.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ACCEPTANCE INSURANCE COMPANIES INC.


                                      By   /s/ Kenneth C. Coon
                                      Kenneth C. Coon, Chief Executive Officer


                                      December 3, 1999

Exhibits:
---------

99.1

                                  EXHIBIT 99.1


OLDWICK, NJ Nov. 29 (BestWire)-A.M. Best Co. has downgraded Acceptance Insurance Cos., Omaha, Neb., to B++ from A-. The group rating also applies to the company's five insurance operating subsidiaries.

The rating action follows Acceptance's third-quarter reserve strengthening of $44 million, which is supported by the group's external actuary and moves its reserve position to the high end of the actuarial range. Also affecting the rating are the group's nonrecurring expenses and charges that were recorded in the third quarter; which are attributable to the group's restructuring initiatives and an unprecedented demand for crop insurance.

The downgrade reflects the group's poor operating results, significant reliance on reinsurance and continued volatility in reserve trends. In addition, the group's capitalization and earnings are increasingly dependent upon a disproportionate share of surplus and earnings of its subsidiary, American Growers. Although the financial results and capital strength of America
Growers haven't yet been adversely impacted by the group's difficulties, the downgrade reflects the group's dependence on the subsidiary and the potential strain the group could place on the company.

A.M. Best will continue to monitor the group's results and its restructuring initiatives to ensure that operating performance, financial condition and stability of operations remain commensurate with the current rating level.

In recent years, the group's operating results have been supported largely by its crop business; however, the profit margin on this business has declined in the past two years. This decline, combined with an adverse experience in its program business, has allowed operating results to continue to deteriorate. In recognition of these issues, individual unprofitable books of business and personal automobile lines were eliminated. This restructuring, announced at year-end 1998, reduced gross written premiums by about 21%. However, during 1999, a portion of its historically profitable book of business experienced an increase in previously unreported claims. This accounted for most of the recent reserve strengthening.

A.M. Best believes the company's expense ratio will be difficult to control as it continues to retrench. Management will also be challenged to maintain capital strength and a conservative reserving posture as discontinued operations are run off. The company continues to explore alternatives for maximizing shareholder value, which may include the sale of all, or parts, of the group.

The rating is based on the consolidated financials of the five subsidiaries of Acceptance Insurance Cos. The group rating is assigned to Acceptance Insurance Co., Acceptance Indemnity Insurance Co., Redland Insurance Co. and Acceptance Casualty Insurance Co., based on their inter-company pooling agreement. The pool underwrites specialty property/casualty insurance and targets niche markets and programs throughout the United States. The fifth company, American Growers, is a specialty crop insurer and constitutes a separate rating unit.